UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐                    Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Mack-Cali Realty Corporation
(Name of Registrant as Specified In Its Charter)

BOW STREET LLC

BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP

A. AKIVA KATZ

HOWARD SHAINKER

ALAN R. BATKIN

FREDERIC CUMENAL

MARYANNE GILMARTIN

NORI GERARDO LIETZ

TAMMY K. JONES

MAHBOD NIA

HOWARD S. STERN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Bow Street LLC, together with its affiliates (collectively, “Bow Street”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit proxies for the election of its slate of director nominees at the 2020 annual meeting of stockholders of Mack-Cali Realty Corporation, a Maryland corporation.

On May 12, 2020, Bow Street issued the following press release:

BOW STREET RESPONDS TO MACK-CALI’S MISLEADING PROXY MATERIALS

NEW YORK – May 12, 2020 – Bow Street LLC (“Bow Street”) today responded to myriad misleading statements made by Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI) in its definitive proxy materials filed on May 7, 2020.

It is noteworthy that Mack-Cali’s proxy materials do not provide a single performance metric defending the Company’s “portfolio transformation strategy.” While Mack-Cali claims to have “actively recycled $2.5 billion” of assets, numbers do not lie: the Company’s net asset value and share price are both down, while debt has increased.

Notwithstanding this performance, Lead Independent Director Alan Bernikow and Chief Executive Officer Michael DeMarco are unilaterally seeking to replace the four highly qualified, independent directors nominated by Bow Street and duly elected by shareholders less than a year ago. Mack-Cali’s proposed replacement directors have been hand-picked by a subcommittee of the Board of Directors (the “Board”) led by Mr. DeMarco and its two longest serving directors – Mr. Bernikow and Irvin Reid – both of whom have failed to provide proper oversight throughout their respective 16- and 26-year tenures.

The Board’s proposed reversal of the 2019 election would be severely detrimental to Mack-Cali, its shareholders and all other stakeholders.

BOW STREET URGES SHAREHOLDERS TO PROTECT THEIR INVESTMENT BY

VOTING “FOR ALL” OF ITS HIGHLY QUALIFIED, INDEPENDENT NOMINEES

ON THE GOLD PROXY CARD TODAY

The personal attacks on Bow Street’s new nominees and their qualifications are consistent with Mack-Cali’s history of misleading shareholders. Here are the facts:

•

Tammy Jones is a highly qualified and accomplished real estate executive who has dedicated her professional career to the advancement of ethnic diversity in leadership positions in the real estate sector. She currently serves as CEO of a private real estate investment firm and is a qualified financial expert with public REIT board experience. In fact, Ferguson Partners – the search firm retained by Mack-Cali – contacted her about joining the Company’s 2020 slate, an opportunity she declined given management’s reputation. Furthermore, in 2019, Ferguson Partners began working directly with Ms. Jones and her spouse on an initiative to promote ethnic diversity on public company boards. It was in the context of this initiative – and this context only – that Ms. Jones provided her spouse’s name to Ferguson Partners.

•

Akiva Katz has significant financial industry experience and will bring a much-needed ownership mindset to the boardroom. It is a stark and startling fact that throughout nearly 50 years of cumulative board service to Mack-Cali, not one of the six legacy directors re-nominated by the Company (including Mr. DeMarco) has purchased a single share of Mack-Cali stock in the open market. As an experienced real estate investor, Mr. Katz brings objectivity and market acumen as well as a deep understanding of investing in and managing assets through market cycles.

•

Mahbod Nia is an accomplished real estate industry executive who once found himself in a similar position to Mr. DeMarco: he was appointed CEO of a publicly traded REIT where shareholders demanded better corporate governance. Mr. Nia fought to protect the rights of shareholders, ultimately working with NorthStar Realty Europe’s board to put an end to shareholder unfriendly corporate governance practices and unlock value through the eventual sale of the company. Mr. DeMarco would do well to emulate Mr. Nia’s success.

•

Howard Stern brings valuable expertise in financing and real estate asset management activities, accumulated in leadership positions held through multiple market cycles. He served as co-founder, President and director of office REIT Hudson Pacific Properties, Inc. (“HPP”). During Mr. Stern’s tenure as President of HPP, from its IPO to the beginning of 2014, the total return on HPP shares was over 44%, outperforming Mack-Cali by over 6,400 bps during this same period.

The directors re-nominated by Bow Street and duly elected by shareholders in 2019 are fully independent and have worked tirelessly to carry out their fiduciary duties and serve as fierce advocates for all shareholders. It is clear why Mack-Cali shareholders overwhelmingly elected them to the Board:

•

Alan Batkin is a renowned business leader with a proven track record of success over nearly twenty-eight years of serving on public company boards, including Pattern Energy Group Inc., Omnicom Group Inc., and Cantel Medical Corporation. Despite Mack-Cali’s claims to the contrary, Mr. Batkin’s de minimis limited partnership interest in a Bow Street vehicle was disclosed to shareholders in Bow Street’s definitive proxy statements filed in both 2019 and 2020. Mr. Batkin is also the only director on the Board to purchase Mack-Cali shares in the open market.

•

Frederic Cumenal has significant operational, brand management and international business experience having served as the CEO of Tiffany & Co., a Fortune 500 Company. Given his deep marketing experience, Bain Capital recruited Mr. Cumenal to the board of Blue Nile Inc., a company in which Bow Street is a minority investor. Mr. Cumenal’s insights and marketing acumen motivated Bow Street to recommend him to Mack-Cali’s Board.

•

MaryAnne Gilmartin is a highly successful real estate executive, who currently serves as the CEO of her own real estate development firm, MAG Partners. She has served with distinction on the board of Jefferies Financial Group Inc., and ably led major development projects including The New York Times Building, New York by Gehry and Tata Innovation Center at Cornell Tech as CEO and President of Forest City Ratner Companies, LLC.

•

Nori Gerardo Lietz is a widely respected corporate governance expert and has written extensively on boardroom failings in the real estate sector in her capacity as a Senior Lecturer at Harvard Business School. It is telling that the Board would target Ms. Lietz for exclusion in an attempted settlement – she is a clear obstacle to the Board’s intention to further its legacy of cronyism and insider dealings.

VOTE THE GOLD PROXY CARD TODAY “FOR ALL” OF BOW STREET’S NOMINEES

Additional information regarding Bow Street’s highly qualified, independent nominees and other materials related to its proxy campaign, may be found at http://www.bowstreetllc.com/mack-cali2020/.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN!

Please vote today by telephone or via the Internet

by following the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

Please simply discard any white proxy card that you may receive from Mack-Cali.

Returning a white proxy card – even if you “withhold” on the Company’s nominees –

will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

5